Exhibit 10.1.20

DATED JUNE 20, 2007

POBT BANK AND TRUST LIMITED

and

CSN STEEL CORP

and

CSN MADEIRA LDA.

DEED OF NOVATION

THIS DEED OF NOVATION is made the 20 day of June, 2007.

BETWEEN:

(1) POBT Bank and Trust Limited, a corporation duly organized and existing under the laws of The Commonwealth of the Bahamas, with its principal office located at One 'Montague Place. East Bay Street - 4th Floor - Nassau -Bahamas ("POBT");

(2) CSN Steel Corp, a corporation duly organized and existing under the laws of the Cayman Islands, with its principal office located at the offices of Walkers S.P.V. Limited, P.O. Box 908 GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands ("Steel"); and

(3) CSN Madeira Lda., a corporation duly organized and existing under the laws of Portugal. with its principal office located at Avenida Zarco No 2, 2nd Floor, Freguesia da Sé, Conselho de Funchal. ZIP 900-069 ("Madeira").

WHEREAS

(A) CSN Overseas and POBT entered into an ISDA Master Agreement and a Schedule to the ISDA Master Agreement on April 2, 2003. as attached hereto as Annex I ("ISDA");

(B) CSN Overseas and POBT entered into 15 (fifteen) letter agreements under the ISDA pursuant to the confirmations attached hereto as Annex II ("Confirmations" and collectively with the ISDA, simply the "Agreements"):

(C) Steel, CSN Overseas and P0BT entered into a Deed of Novation on December 28, 2004, where Steel thereby assumed all of the obligations of Overseas in respect of the ISDA and the Agreements as if it and not Overseas had always been a party to the ISDA and the Agreements;

(D) The parties wish to enter into this Deed of Novation in order to novate the rights and obligations of Steel under the ISDA and the Agreements from Steel to Madeira and to substitute Steel for Madeira there under in the manner herein after specified;

(E) The parties hereto wish to novate the ISDA and the Agreements so that the obligations of Steel there under cease and are assumed by Madeira instead.

IT IS AGREED as follows:

1. Novation

1.1 With effect from the date of this deed Madeira hereby assumes all of the obligations of Steel in respect of the ISDA and the Agreements as if it and not Steel had always been a party to the ISDA and the Agreements.

1.2 With effect from the date of this deed the POBT hereby releases and discharges Steel from all its obligations in respect of the ISDA and the Agreements and agrees to the assumption of those obligations by Madeira as if Madeira had always been a party to such agreement.

1.3 The releases effected above are without prejudice to the accrued rights, obligations and liabilities (known and unknown) of any nature whatsoever of each of POBT and Steel under the ISDA and the Agreements.

2. Amendment and Confirmation

1. With effect from the date of this deed, the ISDA and the Agreements shall be amended by all references therein to Steel being changed to reference to Madeira.

2. Madeira and POBT hereby confirm that with effect from the date of this deed, the ISDA and the Agreements as novated and amended hereby will continue in full force and effect in all respects, except as provided by clause I.

3. Counterparts

This deed of novation may be executed in any number of counterparts all of which when taken together shall constitute one and the same deed and any party may enter into this deed of novation by executing any such counterpart.

4. Governing Law

The validity, construction and performance of this deed shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

IN WITNESS WHEREOF this document has been executed and delivered as a deed the day and year first above written.

[Signature page of the Deed of Novation, dated as of June 20, 2007]